INDEPENDENT AUDITORS' REPORT


Board of Trustees and Shareholders
Cash Resource Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen CRT California Tax-Exempt Money Market Fund (formerly, Cash Resource California Tax-Exempt Money Market Fund), Evergreen CRT Money Market Fund (formerly, Cash Resource Money Market Fund), Evergreen CRT New York Tax-Exempt Money Market Fund (formerly, Cash Resource New York Tax-Exempt Money Market Fund), Evergreen CRT Tax-Exempt Money Market Fund (formerly, Cash Resource Tax-Exempt Money Market Fund) and Evergreen U.S. Government Money Market Fund (formerly, Cash Resource U.S. Government Money Market Fund), portfolios of Cash Resource Trust, as of July 31, 2000, and the related statements of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2000 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen CRT California Tax-Exempt Money Market Fund, Evergreen CRT Money Market Fund, Evergreen CRT New York Tax-Exempt Money Market Fund, Evergreen CRT Tax-Exempt Money Market Fund and Evergreen U.S. Government Money Market Fund as of July 31, 2000, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.






Boston, Massachusetts
September 8, 2000